Exhibit 99.1

FOR IMMEDIATE RELEASE

IES Holdings Terminates NOL Rights Plan

HOUSTON — May 10, 2021 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced that its Board of Directors has approved an amendment to the Company’s Tax Benefit Protection Plan (the “NOL Rights Plan”) to accelerate the expiration date of the NOL Rights Plan to May 21, 2021, effectively terminating the plan as of that date. The NOL Rights Plan, which was previously set to expire on December 31, 2021, was intended to preserve the availability of IES’s federal net operating loss carryforwards (“NOLs”) by deterring an acquisition of the Company's stock in excess of a threshold amount that could trigger an “ownership change” within the meaning of the Internal Revenue Code. Shareholders are not required to take any action in connection with the termination of the NOL Rights Plan.

Jeff Gendell, Chairman and Chief Executive Officer of IES, said, “In reaching the decision to terminate the NOL Rights Plan, the Board considered a variety of factors, including our substantial NOL utilization in recent years and the timeframe in which we expect to utilize our remaining NOLs, as well as shareholder feedback on implementing best corporate governance practices. We believe that the tax savings we expect to generate as we use our remaining NOLs will further enhance our already strong financial position and help support our growth strategy.”

Separately, IES has posted an updated investor presentation on its website, which can be found at www.ies-co.com/presentations.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,000 employees serve clients across the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
713-860-1500

Investor Relations Contact:
Robert Winters or Ross Collins
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.